Exhibit 99.1

Candel Therapeutics Appoints Charles Schoch as Chief Financial Officer

Interim CFO elevated to permanent role after demonstrating exceptional financial leadership, guiding the company through major operational and financial milestones

NEEDHAM, Mass., June 23, 2025 – Candel Therapeutics, Inc. (Candel or the Company) (Nasdaq: CADL), a clinical-stage biopharmaceutical company focused on developing multimodal biological immunotherapies to help patients fight cancer, today announced the appointment of Charles Schoch as Chief Financial Officer (CFO). Mr. Schoch, who has served as interim CFO of Candel since January 2024, will transition to the CFO role permanently, effective immediately.

“Charles has demonstrated exceptional financial and organizational leadership during his tenure as interim CFO,” said Paul Peter Tak, M.D., Ph.D., FMedSci, President and Chief Executive Officer of Candel. “He has effectively supported our strategic priorities in a complex market environment while maintaining disciplined capital management. His deep understanding of our business will continue to be instrumental as we advance our clinical pipeline, prepare for our Biologics License Application submission for CAN-2409 in localized prostate cancer, and execute on our near- and long-term corporate goals.”

Since joining Candel in November 2021, Mr. Schoch has served in various financial reporting and accounting positions of increasing responsibility, most recently as VP of Finance and Corporate Controller, before being named interim CFO in January 2024. In his interim CFO role, Mr. Schoch developed significant investment banking relationships and has led the company through engagements with top-tier institutional investors, culminating in a previously-announced capital raise with net proceeds of approximately $86 million following the disclosure of positive results in the phase 3 clinical trial of CAN-2409 in localized prostate cancer in December 2024. In January 2025, he was promoted to Senior VP. During his time at Candel, Mr. Schoch has built a high-performing finance function that oversees Candel’s financial close process, internal controls, SEC reporting, financial planning, procurement, payroll, and treasury operations. Mr. Schoch has also worked closely with Candel’s executive leadership team on investor relations, business development, and financing initiatives.

Prior to joining Candel, Mr. Schoch served as Corporate Controller at Corbus Pharmaceuticals from 2019 to 2021. Before Corbus, he spent seven years in PwC’s Health Industry assurance practice where he served a diverse group of audit clients, ranging from pre-IPO to multinational public companies within the life sciences sector. Earlier in his career, Mr. Schoch worked for several Third Rock Venture portfolio companies as a financial and operational consultant. Mr. Schoch holds an M.B.A. and M.S.A. from Northeastern University and a B.S. in business administration with a concentration in finance from Elon University.

“I am honored to continue serving in this role and excited about the opportunities that lie ahead for Candel,” commented Mr. Schoch. “Our strong financial foundation and disciplined approach to capital allocation and value creation position us well for sustainable growth. As we advance our promising clinical pipeline and prepare for key milestones, my focus remains on maintaining financial stability while strategically investing in our future. I look forward to working with our talented team on our goals of driving value for our stakeholders and ultimately helping to deliver clinically meaningful solutions to cancer patients in need.”

About Candel Therapeutics

Candel is a clinical-stage biopharmaceutical company focused on developing off-the-shelf multimodal biological immunotherapies that elicit an individualized, systemic anti-tumor immune response to help patients fight cancer. Candel has established two clinical-stage multimodal biological immunotherapy platforms based on novel, genetically modified adenovirus and herpes simplex virus (HSV) gene constructs, respectively. CAN-2409 is the lead product candidate from the adenovirus platform.

The Company recently completed successful phase 2a clinical trials of CAN-2409 in non-small cell lung cancer (NSCLC) and pancreatic ductal adenocarcinoma (PDAC), and a pivotal phase 3 clinical trial of CAN-2409 in localized prostate cancer, conducted under a Special Protocol Assessment (SPA) agreed with the U.S. Food and Drug Administration (FDA). CAN-2409 plus prodrug (valacyclovir) has been granted Fast Track Designation by the FDA for the treatment of PDAC, stage III/IV NSCLC in patients who are resistant to first line PD-(L)1 inhibitor therapy and who do not have activating molecular driver mutations or have progressed on directed molecular therapy and localized primary prostate cancer. The FDA most recently also granted Regenerative Medicine Advanced Therapy (RMAT) Designation to CAN-2409 for the treatment of newly diagnosed localized prostate cancer in patients with intermediate-to-high-risk disease and Orphan Drug Designation to CAN-2409 for the treatment of PDAC.

CAN-3110 is the lead product candidate from the HSV platform and is currently in an ongoing phase 1b clinical trial in recurrent high-grade glioma (rHGG). Initial results were published in Nature and CAN-3110 received Fast Track Designation and Orphan Drug Designation from the FDA. Finally, Candel’s enLIGHTEN™ Discovery Platform is a systematic, iterative HSV-based discovery platform leveraging human biology and advanced analytics to create new viral immunotherapies for solid tumors.

For more information about Candel, visit: www.candeltx.com

Forward-Looking Statements

This press release includes certain disclosures that contain “forward-looking statements,” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, without limitation, express or implied statements regarding the timing and advancement of current and future development programs, expectations regarding the submission of the BLA for CAN-2409 in intermediate-to-high-risk localized prostate cancer; and expectations regarding the therapeutic benefit of the Company’s platforms, including the ability of its platforms to improve overall survival and/or disease-free survival of patients living with difficult to treat, solid tumors. The words “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “target” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements in this press release are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this press release, including, without limitation, those risks and uncertainties related to the timing and advancement of development programs; expectations regarding the therapeutic benefit of the Company’s programs; that final data from the Company’s preclinical studies and completed clinical trials may differ materially from reported interim data from ongoing studies and trials; the Company’s ability to efficiently discover and develop product candidates; the Company’s ability to obtain and maintain regulatory approval of product candidates; the Company’s ability to maintain its intellectual property; the implementation of the Company’s business model, including strategic plans for the Company’s business and product candidates; and other risks identified in the Company’s filings with the U.S. Securities and Exchange Commission (SEC), including the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, each as filed with the SEC and any subsequent filings with the SEC. The Company cautions you not to place undue reliance on any forward-looking statements, which speak only as of the date they are made. The Company disclaims any obligation to publicly update or revise any such statements to reflect any change in expectations or in events, conditions, or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements. Any forward-looking statements contained in this press release represent the Company’s views only as of the date hereof and should not be relied upon as representing its views as of any subsequent date.

Investor Contact:

Theodore Jenkins

VP, Investor Relations and Business Development

Candel Therapeutics, Inc.

tjenkins@candeltx.com

Media Contact:

Ben Shannon

ICR Healthcare

CandelPR@icrhealthcare.com